Exhibit 10.19(d)

FOURTH AMENDMENT TO FINANCING AGREEMENT

FOURTH AMENDMENT TO FINANCING AGREEMENT (this "Amendment"), dated as of January 25, 2013, by and among Lion Oil Company, an Arkansas corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages hereto (each a "Guarantor" and collectively, the "Guarantors"), Bank Hapoalim B.M. ("Hapoalim"), Bank Leumi USA ("BLUSA"), Israel Discount Bank of New York ("IDB"; together with Hapoalim and BLUSA, each a "Lender" and collectively, the "Lenders"), and BLUSA, in its capacity as collateral agent for the Lenders (in such capacity, the "Collateral Agent").
The Borrower, the Guarantors, the Lenders and the Collateral Agent have previously entered into the Financing Agreement dated as of April 29, 2011 (as previously amended, the "Financing Agreement"), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrower. The Borrower has requested that the Lenders modify the "Parent Change of Control Event" mandatory prepayment, and the Lenders are willing to modify such prepayment in accordance with the Borrower's request, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.
2.    Amendment to Section 2.05(c)(vi). Section 2.05(c)(vi) of the Financing Agreement is hereby amended and restated in their entirety to read as follows:
"(vi)    In the event (A) the Permitted Investors shall cease to own and control, of record and beneficially, directly or indirectly, at least 30% of each class of outstanding Capital Stock of the Parent, (B) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of any class of the Capital Stock of the Parent that exceeds the percentage of such class of Capital Stock owned and controlled, of record and beneficially, directly or indirectly, by the Permitted Investors, or (C) the Board of Directors of the Parent shall cease to consist of a majority of Continuing Directors (each, a "Parent Change of Control Event"), the Borrower shall give the Lenders prompt written notice (and in any event within 2 Business Days after any Authorized Officer of the Borrower has knowledge of the occurrence of any Parent Change of Control Event) (a "Change of Control Notice"). Within 60 days after any Authorized Officer of the Borrower has knowledge of the occurrence of any Parent Change of Control Event, the Borrower shall prepay in full each Lender's Term Loan, accrued and unpaid interest thereon and all other Obligations owing to such Lender."
3.    Fourth Amendment Fee, Section 2.06. Section 2.06 of the Financing Agreement is hereby amended by adding a new subsection (d), to read in its entirety as follows:

"(d)    Fourth Amendment Fee. Upon the execution and delivery of the Fourth Amendment by the Borrower and the Lenders, the Borrower shall immediately pay to each Lender a non-refundable amendment fee (the "Fourth Amendment Fee") equal to $100,000 (for a total of $300,000 for all Lenders)."
4.    Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction in full or waiver by all Lenders of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Fourth Amendment Effective Date"):
(a)    Payment of Fees, Etc. The Borrower shall have paid on or before the date of this Amendment the Fourth Amendment Fee and all other fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 10.04 of the Financing Agreement or the Fourth Amendment.
(b)    Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in ARTICLE V and in each other Loan Document, certificate or other writing delivered to the Collateral Agent or any Lender pursuant hereto or thereto on or prior to the Fourth Amendment Effective Date are true and correct on and as of the Fourth Amendment Effective Date as though made on and as of such date (except to the extent that any such representation or warranty (or any schedules related thereto) expressly relate to an earlier date (in which case any such representations and warranties are true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or would result from this Amendment or the other Loan Documents becoming effective in accordance with its or their respective terms.
(c)    Delivery of Executed Fourth Amendment. The Lenders shall have received on or before the Fourth Amendment Effective Date this Amendment fully executed by the Loan Parties and the Lenders in a sufficient number of counterparts for distribution to all parties, dated the Fourth Amendment Effective Date.
5.    Representations and Warranties. Each Loan Party represents and warrants to the Collateral Agent and the Lenders as follows:
(a)    Representations and Warranties. The representations and warranties contained in the Financing Agreement and in each other Loan Document, certificate or other writing delivered to the Collateral Agent or any Lender pursuant to the Financing Agreement are true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct on and as of such date), and no Default or Event of Default has occurred and is continuing.
(b)    Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, and (ii) has all requisite power and authority to execute, deliver and perform this Amendment to which it is a party, and to perform each Loan Document as amended by this Amendment.
(c)    Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment, and the performance of the Loan Documents as amended by this Amendment, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing

Documents, any material Requirement of Law or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.
(d)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment, or in connection with the performance of any Loan Document as amended by this Amendment.
(e)    Enforceability of Loan Documents. Each of this Amendment and the Loan Documents, as amended by this Amendment, constitute legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.
6.    Continued Effectiveness of Financing Agreement. Each Loan Party hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Fourth Amendment Effective Date each reference in the Financing Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Financing Agreement, and each reference in any other Loan Document to "the Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as amended by this Amendment, and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent or any Lender, or to grant to the Collateral Agent or any Lender a Lien on any collateral as security for the Obligations of such Loan Party from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.
7.    Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
(b)    Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(c)    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(d)    Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, except as expressly provided herein.
(e)    This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
(f)    The Borrower agrees to pay on demand all costs and expenses of the Lenders in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.
(g)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE REVISIONS CONTEMPLATED HEREIN.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.
BORROWER:

LION OIL COMPANY By: /s/ Andy Schwarcz Name: Andy Schwarcz Title: VP – Finance & Development
By: /s/ Gregory A. Intemann Name: Gregory A. Intemann Title: Treasurer

GUARANTORS:

J. CHRISTY CONSTRUCTION CO., INC. By: /s/ Andy Schwarcz Name: Andy Schwarcz Title: Assistant Secretary, VP – Finance & Development
By: /s/ Gregory A. Intemann Name: Gregory A. Intemann Title: Treasurer
LION OIL TRADING & TRANSPORTATION, LLC By: /s/ Andy Schwarcz Name: Andy Schwarcz Title: Assistant Secretary, VP – Finance & Development
By: /s/ Gregory A. Intemann Name: Gregory A. Intemann Title: Treasurer

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:	/s/ Roy Nachimzon Name: Roy Nachimzon Title: Senior Vice President

By:	/s/ Mali Golan Name: Mali Golan Title: Vice President

BANK LEUMI USA, as the Collateral Agent and a Lender

By:	/s/ Gil Hershman Name: Gil Hershman Title: Vice President

By:	/s/ Eitan Sapir Name: Eitan Sapir Title: Senior Vice President

BANK HAPAOLIM B.M., as a Lender

By:	/s/ Maxine Levy Name: Maxine Levy Title: First Vice President

By:	/s/ Ilana Druyan Name: Ilana Druyan Title: AVP